                               STOCK PURCHASE AGREEMENT

                                    BY AND BETWEEN


            COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE
                                   COMMUNICATIONS


                                         AND


                              GOLD & APPEL TRANSFER S.A.



                                     MAY 10, 1999
-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                                                                 PAGE
1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.     PURCHASE AND SALE OF THE INITIAL SHARES . . . . . . . . . . . . . . . . . . .4

       2.1    Purchase and Sale of the Initial Shares  . . . . . . . . . . . . . . .4

       2.2    Conditions Precedent to Sale of the Initial Shares . . . . . . . . . .4

3.     SALE OF ADDITIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .5

       3.1    Sale of Second Closing Shares  . . . . . . . . . . . . . . . . . . . .5

       3.2    Conditions Precedent to Sale of Second Closing Shares  . . . . . . . .5

       3.3    Sale of Third Closing Shares . . . . . . . . . . . . . . . . . . . . .5

       3.4    Conditions Precedent to Sale of Third Closing Shares . . . . . . . . .6

4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . .6

       4.1    Organization and Corporate Power . . . . . . . . . . . . . . . . . . .6

       4.2    Capital Stock and Related Matters  . . . . . . . . . . . . . . . . . .6

       4.3    Authorization; No Conflicts  . . . . . . . . . . . . . . . . . . . . .7

       4.4    Governmental Consent . . . . . . . . . . . . . . . . . . . . . . . . .7

       4.5    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .7

       4.6    No Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . .8

       4.7    Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . .8

       4.8    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . .8

       4.9    Conformity with Law; Litigation  . . . . . . . . . . . . . . . . . . .8

       4.10   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

       4.11   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .8

       4.12   Government Authorizations  . . . . . . . . . . . . . . . . . . . . . .8

       4.13   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

       4.14   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

5.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . . . . .9

       5.1    Organization and Corporate Power . . . . . . . . . . . . . . . . . . .9

       5.2    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

       5.3    No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

       5.4    No Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . .9

       5.5    Investment Representations . . . . . . . . . . . . . . . . . . . . . .9


                                         -i-

                                                                                 PAGE

6.     TRANSFER OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

       6.1    Restrictive Legends  . . . . . . . . . . . . . . . . . . . . . . . . 10

       6.2    Notice of Proposed Transfers . . . . . . . . . . . . . . . . . . . . 11

       6.3    Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . 11

7.     CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

       7.1    Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . 11

       7.2    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . 12

       7.3    Rule 144 Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . 12

       7.4    Changes in Capital Stock . . . . . . . . . . . . . . . . . . . . . . 12

8.     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

       8.1    Obligations of the Company . . . . . . . . . . . . . . . . . . . . . 13

       8.2    Obligations of the Purchaser . . . . . . . . . . . . . . . . . . . . 13

       8.3    Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

       8.4    Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . 14

9.     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

       9.1    Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . 14

       9.2    First Gold & Appel Agreement . . . . . . . . . . . . . . . . . . . . 14

       9.3    Survival of Representations and Warranties . . . . . . . . . . . . . 14

       9.4    Schedules; Exhibits; Integration . . . . . . . . . . . . . . . . . . 14

       9.5    Best Efforts; Further Assurances . . . . . . . . . . . . . . . . . . 14

       9.6    Governing Law and Forum Selection  . . . . . . . . . . . . . . . . . 15

       9.7    No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

       9.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

       9.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

       9.10   Publicity and Reports  . . . . . . . . . . . . . . . . . . . . . . . 15

       9.11   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . 15

       9.12   Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . 16

       9.13   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

       9.14   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

       9.15   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

       9.16   Representation By Counsel; Interpretation  . . . . . . . . . . . . . 17


                                         -ii-


                                                                                 PAGE

       9.17   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

       9.18   No Consequential Damages . . . . . . . . . . . . . . . . . . . . . . 17


SCHEDULES AND EXHIBITS

Schedule 4.2     Equity Securities

Schedule 4.14    Directors and Officers Liability Insurance

Exhibit A        New Registration Rights Agreement

Exhibit B        Form of Opinion of O'Melveny & Myers LLP -Initial Closing

Exhibit C        Form of Opinion of O'Melveny & Myers LLP - Second Closing

Exhibit D        Form of Opinion of O'Melveny & Myers LLP - Third Closing

                               STOCK PURCHASE AGREEMENT

              THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated May 10, 1999, by and between COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE COMMUNICATIONS, a California corporation (the "COMPANY"), and GOLD & APPEL TRANSFER S.A., a British Virgin Islands corporation (the "PURCHASER").

              The parties hereby agree as follows:

1.     DEFINITIONS.

              1.1 Definitions.

              1.1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

                            (a) the terms defined in this SECTION 1 have the meanings assigned to them in this SECTION 1 and include the plural as well as the singular,

                            (b) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subdivision, unless the context otherwise requires, and

                            (c) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles.

              1.2 As used in this Agreement, the following definitions shall apply.

              "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person.

              "AGREEMENT" means this Agreement by and between the Company and the Purchaser as amended or supplemented together with the Exhibits and all Schedules attached or incorporated by reference.

              "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

              "ATOCHA" means Atocha, L.P., a Texas limited partnership.

              "AUDITORS" means Ernst & Young LLP, independent public accountants to the Company.

              "COMPANY" means Communication TeleSystems International d.b.a. WorldxChange Communications, a California corporation.

              "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

              "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

              "EQUITY SECURITIES" means any capital stock of the Company (including, without limitation, common stock and preferred stock) or other equity interest in the Company or any securities convertible into or exchangeable for capital stock of or an entity interest in, the Company or any other rights (statutory, contractual or otherwise), warrants or options to acquire any of the foregoing securities.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FIRST ATOCHA AGREEMENT" means that certain Stock Purchase Agreement, dated September 29, 1998, by and among the Company, Atocha, Roger B. Abbott, Rosalind Abbott and Edward S. Soren.

              "FIRST GOLD & APPEL AGREEMENT" means that certain Stock Purchase Agreement dated September 29, 1998 by and between the Company, Gold & Appel, Roger B. Abbott, Rosalind Abbott and Edward S. Soren.

              "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

              "GOLD & APPEL" means Gold & Appel Transfer S.A., a British Virgin Islands corporation.

              "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

              "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement; "INDEMNIFIED PARTY" means the party entitled to indemnity hereunder; and "INDEMNIFYING PARTY" means the party obligated to provide indemnification hereunder.

              "INITIAL CLOSING" has the meaning specified in SECTION 2.1.

              "INITIAL CLOSING DATE" has the meaning specified in SECTION 2.1.

              "INITIAL SHARES" means 909,090 shares of Stock to be issued by the Company pursuant to SECTION 2.

              "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

              "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person, but excluding any consequential damages.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition and business operations of the Company and its Subsidiaries taken as a whole.

              "MATERIAL CONTRACT" means any Contract material to the business of the subject Person as of the date hereof.

              "NEW REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form attached hereto as EXHIBIT A.

              "OFFERING MEMORANDUM" means that certain preliminary offering circular, prepared by the Company, dated May 4, 1998 (the "PRELIMINARY OFFERING CIRCULAR") as supplemented by a supplement to the Preliminary Offering Circular, prepared by the Company, dated May 1, 1999, in the form delivered to Purchaser with this Agreement.

              "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

              "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

              "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, any Governmental Entity or arbitrator.

              "PURCHASER" means Gold & Appel Transfer S.A., a British Virgin Islands corporation.

              "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of September 29, 1998, by and among the Company and the investors set forth on the signature pages thereto.

              "SEC" means the Securities and Exchange Commission or any successor entity.

              "SECOND ATOCHA AGREEMENT" means that certain Stock Purchase Agreement dated February 3, 1999, by and between the Company and Atocha.

              "SECOND CLOSING" has the meaning specified in SECTION 3.1.

              "SECOND CLOSING DATE" has the meaning specified in SECTION 3.1.

              "SECOND CLOSING SHARES" means 909,090 shares of Stock to be issued by the Company at the Second Closing.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "STOCK" means the common stock of the Company, no par value.

              "SUBSIDIARY" means any Person in which the Company has a direct or indirect equity or ownership interest in excess of 50%.

              "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

              "THIRD CLOSING" has the meaning specified in Section 3.3.

              "THIRD CLOSING DATE" has the meaning specified in SECTION 3.3.

              "THIRD CLOSING SHARES" means 909,090 shares of stock to be issued by the Company at the Third Closing.

2.     PURCHASE AND SALE OF THE INITIAL SHARES.

              2.1 PURCHASE AND SALE OF THE INITIAL SHARES. Subject to SECTION 2.2, on or before the later to occur of (I) July 1, 1999 or (ii) the first business day after the date that all of the conditions set forth in SECTION 2.2 have been satisfied or waived by the parties hereto, the Purchaser shall deliver by wire transfer of immediately available funds in the amount of $10,000,000 to the Company against the delivery by the Company to the Purchaser of a certificate, issued in the name of the Purchaser, evidencing the Initial Shares (the "INITIAL CLOSING"). The date on which the Initial Closing occurs shall be the "INITIAL CLOSING DATE."

              2.2 CONDITIONS PRECEDENT TO SALE OF THE INITIAL SHARES. The obligations of the Company and the Purchaser to sell and purchase the Initial Shares, respectively, are subject to the satisfaction, at or prior to the Initial Closing Date, of each of the following conditions (which shall be the only conditions to the Initial Closing and any of which may be waived by the agreement of both parties, in whole or in part):

              2.2.1 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement at the Initial Closing will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, any applicable Law or Order.

              2.2.2 BRING-DOWN OF SELECTED REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in the following portions of the indicated Sections of this Agreement shall be true and correct as of the Initial Closing Date: (1) the first two sentences of Section 4. 1; (2) the last sentence of
              Section 4.2; (3) the first sentence of Section 4.3; and (4) the third sentence of Section 4.3, except as to clause (ii) thereof.

              In addition to being subject to the satisfaction of the conditions specified in Sections 2.2.1 and 2.2.2, the Purchaser's obligations to purchase the Initial Shares shall also be conditioned on Purchaser's receipt from the Company of an opinion of O'Melveny & Myers LLP, dated the Initial Closing Date, in the form attached hereto as EXHIBIT B.

3.     SALE OF ADDITIONAL SHARES

              3.1 SALE OF SECOND CLOSING SHARES. Subject to SECTION 3.2, on or before August 1, 1999 the Purchaser shall deliver by wire transfer of immediately available funds in the amount of $10,000,000 to the Company against the delivery by the Company to the Purchaser of a certificate, issued in the name of the Purchaser, evidencing the Second Closing Shares (the "SECOND CLOSING"). The date on which the Second Closing occurs shall be the "SECOND CLOSING DATE."

              3.2 CONDITIONS PRECEDENT TO SALE OF SECOND CLOSING SHARES. The obligations of the Company and the Purchaser to sell and purchase the Second Closing Shares, respectively, are subject to the satisfaction, at or prior to the Second Closing, of each of the following conditions (any of which may be waived by the agreement of both parties, in whole or part):

              3.2.1 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement at the Second Closing will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, any applicable Law or Order.

              3.2.2 BRING-DOWN OF SELECTED REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in the following portions of the indicated Sections of this Agreement shall be true and correct as of the Second Closing Date: (1) the first two sentences of Section 4. 1; (2) the last sentence of
              Section 4.2; (3) the first sentence of Section 4.3); and (4) the third sentence of Section 4.3, except as to clause (ii) thereof.

              In addition to being subject to the satisfaction of the conditions specified. in Sections 3.2.1 and 3.2.2, the Purchaser's obligations to purchase tile Second Closing Shares shall also be conditioned on Purchaser's receipt from the Company of an opinion of O'Melveny & Myers LLP, dated the Second Closing Date, in the form attached hereto as EXHIBIT C.

              3.3 SALE OF THIRD CLOSING SHARES. Subject to SECTION 3.4. on or before September 1, 1999 the Purchaser shall deliver by wire transfer of immediately available funds in the amount or$ 10,000,000 to the Company against tile delivery by tile Company to tile Purchaser of a certificate, Issued in tile name oil' tile PURCHASER evidencing the Third Closing

Shares (the "THIRD CLOSING"). The date on which the Third Closing occurs shall be the "THIRD CLOSING DATE."

              3.4 CONDITIONS PRECEDENT TO SALE OF THIRD CLOSING SHARES. The obligations of the Company and the Purchaser to sell and purchase the Third Closing Shares, respectively, are subject to the satisfaction, at or prior to the Third Closing, of each of the following conditions (any of which may be waived by the agreement of both parties, in whole or part):

              3.4.1 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement at the Third Closing will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, any applicable Law or Order.

              3.4.2 BRING-DOWN OF SELECTED REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in the following portions of the indicated Sections of this Agreement shall be true and correct as of the Third Closing Date: (1) the first two sentences of Section 4. 1; (2) the last sentence of
              Section 4.2; (3) the first sentence of Section 4.3; and (4) the third sentence of Section 4.3, except as to clause (ii) thereof.

              In addition to being subject to the satisfaction of the conditions specified in Sections 3.4.1 and 3.4.2, the Purchaser's obligations to purchase the Third Closing Shares shall also be conditioned on Purchaser's receipt from the Company of an opinion of O'Melveny & Myers LLP, dated the Third Closing Date, in the form attached hereto as EXHIBIT D.

4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       Except as otherwise disclosed in the Offering Memorandum or as set forth in the attached Schedules, the Company represents and warrants that as of the date hereof:

              4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and corporate authority necessary to (I) execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby? and (ii) own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The copies of the Company's charter documents and bylaws furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

              4.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Company is as set forth in its articles of incorporation and the Outstanding capital stock, options and other rights to acquire capital stock and shares reserved for Issuance as of May 1, 1999 are as set forth in Schedule 4.2. Except as set forth in Schedule 4.2 and as contemplated by this Agreement. as of May 1. 1999: (1) the Company; does not have outstanding- any stock or securities convertible or exchangeable for any shares of capital stock, nor are there OUTSTANDING any rights or options to subscribe for or to purchase any capital stock or any stock or SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR any capital stock of the Company, and (ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Initial Shares, the Second Closing Shares and the Third Closing Shares when issued and sold in accordance with the terms of this Agreement, will be duly authorized and validly ISSUED, FULLY paid and nonassessable.

              4.3 AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Company will not violate or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (I) the charter documents or bylaws of the Company, (ii) any Material Contract to which the Company is a party, or (iii) any material Law or Order to which the Company is subject.

              4.4 GOVERNMENTAL CONSENT. No further permit, consent, Approval, authorization of, declaration to or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of any transactions contemplated hereby, except as have already been obtained or accomplished.

              4.5 FINANCIAL STATEMENTS.

              4.5.1 AUDITED FINANCIAL STATEMENTS. The Company has delivered to the Purchaser consolidated balance sheets for the Company and its Subsidiaries at September 30, 1998, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position or cash flow for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity-with GAAP. Such statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates.

              4.5.2 UNAUDITED INTERIM FINANCIAL STATEMENTS. The Company has delivered to the Purchaser all unaudited consolidated balance sheet for the Company and its Subsidiaries at March 31, 1999, and the related unaudited consolidated statement of operations and cash flows and changes in stockholder's equity for the six (6) months ending March 31, 1999 (the "Interim Statements"). The Interim Statements have been prepared in conformity with GAAP applied oil a consistent basis except for (I) changes, if any, disclosed therein (except for the absence of notes and normal year-end adjustments consistent with past practices) and (ii) Information in the Interim Statements concerning EBITDA, which is not determined in accordance with GAAP. The statement of operations presents fairly the results of operations of the Company and its Subsidiaries for the PERIOD covered, and the balance sheet presents fairly in all material respects the financial condition of the Company as of the respective date of such balance sheet.

              4.6 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

              4.7 Accuracy of Information. As of May 1, 1999, except as to any information pertaining to general industry or regulatory matters, including without limitation any information pertaining to general industry or regulatory matters set forth in the risk factors and business sections of the Offering Memorandum, the Offering Memorandum does not contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              4.8 No Material Adverse Change. Since April 1, 1999, there has not been any Material Adverse Effect.

              4.9 CONFORMITY WITH LAW; LITIGATION. To the knowledge of the Company, the Company has complied with all Laws applicable to it or to the operation of its business and has not received any written notice of any violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability, other than, in each case, those not having a Material Adverse Effect.

              4.10 ERISA. Each Company employee benefit plan that is subject to ERISA has been administered in compliance with the applicable requirements of ERISA, except for such noncompliance, if any, that in the aggregate, would not have a Material Adverse Effect.

              4.11 ENVIRONMENTAL MATTERS. To the knowledge of the Company, all real property now or previously owned, operated or leased by the Company and located in the United States has been operated by the Company in compliance with all applicable Environmental Laws, except for such noncompliance, if any, that would not have a Material Adverse Effect. As used herein, "ENVIRONMENTAL LAW" means any federal, state, or local law, statute, rule or regulation governing or relating to the environment or to occupational health and safety:

              4.12 GOVERNMENT AUTHORIZATIONS. The Company has all federal, state and local governmental licenses, permits and other authorizations, including without limitation ail licenses and authorizations required by the United States Federal Communications Commission and by state public utilities commissions necessary to conduct the Company's business as presently conducted, except where the failure to hold any such licenses. permits and other authorizations would not result in a Material Adverse Effect.

              4.13 TAXES. To the knowledge of the Company, all Taxes owed by the Company have been paid or accrued on the Company's financial statements, except where the failure to pay or accrue such Taxes would not result in a Material Adverse Effect.

              4.14 INSURANCE. SCHEDULE 4.14 sets forth a true and correct description of the directors and officers liability insurance policy currently maintained by the Company. There have been no claims made against such insurance policy.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants that:

              5.1 ORGANIZATION AND CORPORATE POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

              5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the legally valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

              5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Purchaser will not violate, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (i) the charter documents or bylaws of the Purchaser, (ii) any Material Contract to which the Purchaser is a party, or (iii) any material Law or Order to which the Purchaser is subject.

              5.4 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Purchaser or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

              5.5 INVESTMENT REPRESENTATIONS.

              5.5.1 This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that (i) the Initial Shares, the Second Closing Shares and the Third Closing Shares are being acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; and (ii) the Purchaser does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person with respect to any of the Initial Shares, the Second Closing Shares or the Third Closing Shares.

              5.5.2 The Purchaser has not been attracted to the purchase of the Initial Shares, the Second Closing Shares or the Third Closing Shares by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer.

              5.5.3 The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC, as presently in effect.

              5.5.4 The Purchaser understands that (i) neither the Initial Shares, the Second Closing Shares nor the Third Closing Shares nor the sale thereof to it have or has been registered under the Securities Act, or under any state securities law, (ii) no registration statement has been filed with the SEC, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Purchaser by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming; and (iii) the Initial Shares, the Second Closing Shares and the Third Closing Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with the Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              5.5.5 The Purchaser acknowledges that (i) it is represented by counsel, (ii) it has received and carefully reviewed a copy of the Offering Memorandum and this Agreement; (iii) it has received all information it considers necessary or appropriate for deciding whether to purchase the Initial Shares, the Second Closing Shares and the Third Closing Shares; (iv) as a result of its knowledge of the telecommunications industry, its study of the aforementioned documents and its prior overall experience in financial matters, it is properly able to evaluate the capital structure of the Company, the business of the Company and its Subsidiaries and the risks inherent therein; and (v) it has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent necessary to evaluate the merits and risks related to its investment in the Company.

6. TRANSFER OF SHARES. The Initial Shares, Second Closing Shares and Third Closing Shares are not transferable except upon the conditions specified in this
SECTION 6, which conditions are intended to assure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of the Initial Shares, Second Closing Shares or the Third Closing Shares.

              6.1 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Agreement, the Initial Shares, the Second Closing Shares and the Third Closing Shares issued to the Purchaser pursuant to this Agreement shall be stamped or otherwise imprinted with legends in substantially the following forms:

                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THAT ACT OR SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE."

                     "SUCH SECURITIES ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN A STOCK PURCHASE AGREEMENT, DATED MAY 10, 1999, BY AND BETWEEN COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE COMMUNICATIONS AND GOLD & APPEL TRANSFER S.A., COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

The Company may order its transfer agents to stop the transfer of any Initial Shares, Second Closing Shares or Third Closing Shares bearing a legend required by this SECTION 6.1 until the conditions herein with respect to transfer of such securities have been satisfied.

              6.2 NOTICE OF PROPOSED TRANSFERS. Subject to SECTION 6.1, prior to any transfer or attempted transfer of the Initial Shares, Second Closing Shares or Third Closing Shares bearing the legend in SECTION 6.1, the Purchaser or its permitted assignee, transferee or donee (the "HOLDER") shall give the Company written notice of its intention to do so, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for Holder, addressed to the Company and the Holder, in form and substance reasonably acceptable to the Company, the proposed transfer may be effected without registration of such Initial Shares Second Closing Shares or Third Closing Shares, the Initial Shares Second Closing Shares, or Third Closing Shares proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion; provided that if the proposed transfer is governed by Rule 144 promulgated by the SEC, or any successor rule, such opinion shall not be required, but the Company may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable SEC rules and applicable state securities laws.

              6.3 PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Agreement, Purchaser may transfer the Initial Shares, Second Closing Shares or Third Closing Shares to any Affiliate of Purchaser in accordance with the provisions of SECTIONS 6.1 and 6.2; provided that the transferee shall hold such Initial Shares, Second Closing Shares or Third Closing Shares subject to the same restrictions applicable to its transferor and shall agree in writing to be bound by the terms of this Agreement.

7.     CERTAIN COVENANTS.

              7.1 PREEMPTIVE RIGHTS.

              7.1.1 Purchaser shall have the right to subscribe to any additional (i) issuances of shares of capital stock of the Company, (ii) issuances of securities convertible into shares of capital stock of the Company, or (iii) grants of options to purchase shares of capital stock of the Company, other than grants to employees, directors or consultants of the Company (and the issuance of shares upon exercise of such options), for cash, on the same terms of such offerings to the extent equal to the proportion which the number of shares of Stock then held by Purchaser bears to the Company's fully-diluted capitalization (on an as-converted and as-exercised basis). Such right is exercisable within ten (10) days after the receipt of written notice relating to such issuances by the Purchaser. Such right extends to the same proportion of the new issue of shares, convertible securities or options as the Purchaser's proportion of the outstanding shares.

              7.1.2 Purchaser's right to purchase new issues of shares or convertible securities or options does not extend to (i) the issuance of shares upon the conversion or exercise of options or other convertible securities either (A) outstanding on the date hereof or (B) with respect to which options or other convertible securities Purchaser had preemptive rights under this SECTION 7.1, or (ii) securities issued solely in exchange for shares, convertible securities or options issued in connection with any merger, reorganization or acquisition (including, without limitation, shares of Stock to be issued in connection with the contemplated acquisition of the minority interest in WorldxChange Pty. Ltd.).

              7.1.3 The preemptive rights held by the Purchaser pursuant to this SECTION 7.1 supersede and replace the preemptive rights held by the Purchaser pursuant to the First Gold & Appel Agreement such that the preemptive rights held by the Purchaser pursuant to the First Gold & Appel Agreement shall terminate as of the Initial Closing.

              7.1.4 The preemptive rights held by the Purchaser pursuant to this SECTION 7.1 shall terminate immediately prior to the closing of an initial public offering of the Company's securities and shall not apply to any issuance of securities in such offering.

              7.2 REGISTRATION RIGHTS. The Company and Purchaser, concurrently with the Initial Closing, shall execute and deliver the New Registration Rights Agreement.

              7.3 RULE 144 FILING. After the Company's Common Stock is registered under the Exchange Act, and until the Initial Shares, Second Closing Shares and the Third Closing Shares held by Purchaser have all been publicly sold or are eligible for sale under Rule 144(k) under the Securities Act, the Company shall use best efforts to file the reports required under Rule 144(c)(1) under the Securities Act in order to permit sales of the Initial Shares, the Second Closing Shares and the Third Closing Shares by Purchaser pursuant to Rule 144.

              7.4 CHANGES IN CAPITAL STOCK.

              7.4.1 If, prior to the Initial Closing Date, the Second Closing Date, or the Third Closing Date, as applicable, the Stock is subdivided, combined or reclassified, or if shares of capital stock of the Company are issued as a dividend thereon, the number of shares of Stock which constitute the Initial Shares, the Second Closing

              Shares and the Third Closing Shares (to the extent the relevant closing date has not yet occurred), shall be adjusted so that the Purchaser shall be entitled to purchase the kind and number of shares or other securities of the Company which it would have been entitled to receive after the happening of any of the events described above, had the Initial Shares, the Second Closing Shares, or the Third Closing Shares, as applicable, been purchased immediately prior to the happening of such event or any record date with respect thereto.

              7.4.2 If, prior to the Initial Closing Date, the Second Closing Date or the Third Closing Date, as applicable, there is a reclassification of the securities of the Company or a consolidation of the Company with or merger of the Company into another corporation or in case of a sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company shall provide, or shall cause such successor or purchasing corporation to provide, as the case may be, that the Purchaser shall have the right thereafter to purchase for the same consideration provided in this Agreement, the kind and amount of shares and other securities and property which the Purchaser would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had the Initial Shares, the Second Closing Shares, or the Third Closing Shares, as applicable, been purchased immediately prior to the happening of such event.

8.     INDEMNIFICATION.

              8.1 OBLIGATIONS OF THE COMPANY. The Company agrees to indemnify and hold harmless the Purchaser from and against any and all Losses of the Purchaser based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties or covenants made or obligations undertaken by the Company in this Agreement.

              8.2 OBLIGATIONS OF THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Company from and against any and all Losses of the Company based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties or covenants made by the Purchaser in this Agreement.

              8.3 PROCEDURE.

              8.3.1 NOTICE. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY").

              8.3.2 DEFENSE. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. If, after a request to defend any action or proceeding, the Indemnifying Party does not defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

              8.4 EXCLUSIVE REMEDY. This SECTION 8 shall be the exclusive remedy of the parties for any Loss of such party based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by any other party to this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to the remedy of specific performance with respect to SECTIONS 2.1, 3.1, 3.3, 7.1, 7.3 AND 7.4.

9.     GENERAL.

              9.1 AMENDMENTS; WAIVERS. This Agreement and any schedule attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

              9.2 FIRST GOLD & APPEL AGREEMENT. Except as provided in SECTION
7.1 or as otherwise expressly provided in this Agreement, the terms and provisions of the First Gold & Appel Agreement (i) are hereby ratified and confirmed, (ii) shall continue in full force and effect, and (iii) shall be unaffected by any provisions of this Agreement.

              9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as set forth in the following sentence, all representations and warranties of the Company and the Purchaser set forth in this Agreement or expressly incorporated herein by reference shall, as of the first anniversary of the date of this Agreement, expire and terminate and be of no further force or effect. Notwithstanding the foregoing, (i) the representations and warranties set forth in SECTION 4.7 (Accuracy of Information) shall survive until the thirtieth day following delivery by the Company to the Purchaser of audited financial statements for the fiscal year ended September 30, 1999, and (ii) the representations and warranties set forth in SECTION 4.2 (Capital Stock and Related Matters) shall survive indefinitely. As of the termination of the respective representations, warranties and covenants as provided in this Agreement, the Company and the Purchaser shall be deemed to have irrevocably waived and released any and all rights and remedies any of them may have with respect to any inaccuracy in or breach or nonperformance of any of the representations, warranties or covenants made by any party to this Agreement.

              9.4 SCHEDULES; EXHIBITS; INTEGRATION. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such schedules and exhibit, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

              9.5 BEST EFFORTS; FURTHER ASSURANCES.

              9.5.1 STANDARD. Each party will use its best efforts to fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall deliver such further documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

              9.5.2 LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

              9.6 GOVERNING LAW AND FORUM SELECTION. This Agreement is to be construed and enforced in accordance with the internal laws of the State of California. The parties consent to the jurisdiction of all federal and state courts in California. Any civil action or other legal proceeding arising out of or relating to this Agreement shall be brought and heard only in a federal or state court located in California, and all parties waive any right to have such action or proceeding transferred to another location.

              9.7 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under it are assignable, except pursuant to a permitted transfer by Purchaser in accordance with SECTION 6.3 above.

              9.8 HEADINGS. The descriptive headings of the Sections and Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

              9.9 COUNTERPARTS. This Agreement and any amendment hereto or any other document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

              9.10 PUBLICITY AND REPORTS. The Company and the Purchaser shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior written consent of each of the parties to this Agreement except to the extent that a particular action is required by applicable Law.

              9.11 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, provided that the disclosing party give reasonable notice to the other parties and the opportunity to protect any such confidential information, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

              9.12 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

              9.13 NOTICES. Any notice or other communication hereunder must be given in writing and (i) delivered in person, (ii) transmitted by telex, telefax or telecommunications mechanism or (iii) mailed by certified or registered mail, postage prepaid), receipt requested as follows:

              IF TO PURCHASER, ADDRESSED TO:

              Gold & Appel Transfer S.A.
              P.O. Box 985
              Wickhams Cay Road Town
              Tortula, British Virgin Islands

              WITH A COPY TO:

              Mr. Walt Anderson
              Entree International
              3050 K Street, N.W., Suite 250
              Washington, D.C. 20036
              Facsimile No: (202) 736-5065

              IF TO THE COMPANY, ADDRESSED TO:

              WORLDxCHANGE
              9999 Willow Creek Road
              San Diego, California 92131
              Attn: Legal Department
              Facsimile No: (619) 452-3780

              WITH A COPY TO:

              O'Melveny & Myers LLP
              610 Newport Center Drive
              Newport Beach, California 92660
              Attn: David A. Krinsky, Esq.
              Facsimile No: (949) 823-6994
or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (A) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
SECTION 9.13 and an appropriate answer back is received, (B) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when actually received at such address.

              9.14 EXPENSES. Each party shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of such party's respective investment bankers, accountants and counsel.

              9.15 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

              9.16 REPRESENTATION BY COUNSEL; INTERPRETATION. The Company and the Purchaser each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Purchaser and the Company.

              9.17 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

              9.18 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. The foregoing shall not be deemed to limit Purchaser's right to specific performance with respect to SECTIONS 2.1, 3.1, 3.3, 7.1, 7.3 and 7.4.


                      [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

              IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:                           PURCHASER:

COMMUNICATION TELESYSTEMS          GOLD & APPEL TRANSFER S.A., a
INTERNATIONAL D.B.A.               British Virgin Islands corporation
WORLDXCHANGE
COMMUNICATIONS,
a California corporation

By:    /s/ Roger B. Abbott                By:    /s/ [ILLEGIBLE]
       -------------------------          -----------------------------------

Its:          CEO                  Its:   Power of Attorney in Fact
       -------------------------          -----------------------------------

                    LIST OF OMITTED SCHEDULES AND EXHIBITS

     The following Schedules and Exhibits to the Stock Purchase Agreement dated May 10, 1999 (Gold & Appel Transfer S.A.) have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

     Schedule 4.2 - Equity Securities

     Schedule 4.14 - Directors and Officers Liability Insurance

     Exhibit A - New Registration Rights Agreement

     Exhibit B - Form of Opinion of O'Melveny & Myers LLP - Initial Closing

     Exhibit C - Form of Opinion of O'Melveny & Myers LLP - Second Closing

     Exhibit D - Form of Opinion of O'Melveny & Myers LLP - Third Closing